EXHIBIT 32.2

CERTIFICATION OF CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vanguard Health Systems, Inc. (the “Company”) for the quarterly period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Phillip W. Roe, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, for the purpose of complying with 18 U.S.C. Section 1350 and Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Phillip W. Roe
Phillip W. Roe
Executive Vice President, Chief Financial Officer and Treasurer

February 2, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.